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                          EXHIBIT INDEX


(1)(a)  Form of Underwriting Agreement relating to Subordinated Securities. *

(1)(b)  Form of Underwriting Agreement relating to the Guaranteed
        Securities. *

(4)(a) Form of Subordinated Indenture, between The ARA Group, Inc. and The Bank of New York relating to the Subordinated Securities. *

(4)(b) Form of Guaranteed Indenture among The ARA Group, Inc., ARA Services, Inc. and The Bank of New York relating to the Guaranteed Securities. *

  (5)   Opinion of Counsel.

(12)(a) Computation of Consolidated Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to ARA's Annual Report on Form 10-K for the year ended October 1, 1993).

(23)(a) Consents of Independent Accountants and Chartered Accountants. **

(23)(b) Consent of Counsel (included in Exhibit (5)).

  (24)  Powers of Attorney **

  (25) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939. **


   * Incorporated by reference to Registration Statement on Form S-3, File No. 33-41357.

  **  Previously filed.

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